Rule 424(b)(3)
                                                                   No. 333-98047

                        CNL HOSPITALITY PROPERTIES, INC.

     This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 30, 2003. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

     Information as to proposed Properties for which the Company has entered into initial commitments to acquire is presented as of May 8, 2003, and all references to commitments should be read in that context. Proposed Properties for which the Company enters into initial commitments, as well as Property acquisitions that occur after May 8, 2003, will be reported in a subsequent Supplement.

                               RECENT DEVELOPMENTS

     On May 8, 2003, the Company and RFS Hotel Investors, Inc., a Tennessee REIT ("RFS"), entered into an agreement under which the Company, through its subsidiaries, will acquire RFS for approximately $383 million in cash ($12.35 per share). Upon consummation of the transactions contemplated by such agreement, RFS, which is currently publicly traded on the New York Stock Exchange under the symbol "RFS", will cease to exist as a separate corporate entity and its assets will be held by indirect wholly owned subsidiaries of the Company. Upon closing such transaction, the Company will assume the outstanding debt of RFS and its subsidiaries (approximately $304.6 million as of March 31, 2003). The Company has received a commitment to initially finance the transaction with a bridge loan of approximately $320 million from an affiliate of Bank of America, which is expected to be repaid with proceeds from the issuance of debt securities and proceeds that the Company receives from the sale of its Common Stock through this offering. In a separate transaction, the Company has agreed to purchase from RFS one million newly issued shares of RFS' common stock at a price per share of $12.35 in cash within twenty-four hours following the execution of the agreement described above.

     RFS owns 57 hotels with approximately 8,300 rooms located in 24 states. Brands under which RFS hotels are operated include Sheraton(R), Residence Inn(R) by Marriott(R), Hilton(R), Doubletree(R), Holiday Inn(R), Hampton Inn(R), and Homewood Suites by Hilton(R). Flagstone Hospitality Management LLC, which currently manages 50 of the 57 hotel properties in the RFS portfolio, is expected to continue to do so after the transaction is completed. This transaction is expected to close early in the third quarter of 2003 and will provide further brand and geographic diversification to the Company's current portfolio of hotels. Subsequent to this transaction, the Company is expected to own interests in a total of 120 hotel properties with approximately 25,000 rooms located in 35 states. The closing of this transaction is subject to the fulfillment of certain conditions, such as, approval by RFS shareholders and limited partners, customary regulatory approvals and other closing conditions. THERE CAN BE NO ASSURANCE THAT ANY OR ALL OF THE CONDITIONS WILL BE SATISFIED OR, IF SATISFIED, THAT THIS TRANSACTION WILL OCCUR.

     As of May 8, 2003, the Company owned interests in 63 Properties, including 18 Properties through joint ventures, a parcel of land on which a hotel is being developed, a leased parcel of land on which a hotel is being developed and one property on which a hotel is being renovated. In addition to the 57 Properties referenced above in connection with the RFS transaction, the Company also has a commitment to acquire an interest in one additional Property. The Company leases Properties, and expects to continue to lease its Properties, primarily to indirect subsidiaries of the Company with management of the Properties performed by third-party hotel operators under affiliations with national hotel brands. Other properties are leased on a triple-net basis to third-party operators. Of the Properties in which it owns interests, including the parcel of land on which a hotel is being developed, the leased parcel of land on which a hotel is being developed and the property on which a hotel is being renovated, the Company has leased or will lease 51 to subsidiaries, with management performed by third-party operators, and has leased 12 on a triple-net basis to third-party operators. Of the 58 hotel properties expected to be acquired as of May 8, 2003, 53 Properties are expected to be leased to indirect subsidiaries of the Company with management performed by third-party operators and five Properties are expected to be leased on a triple-net basis to third-party operators.

     The Board of Directors declared distributions of $0.06458 per Share to stockholders of record on April 1 and May 1, 2003, payable by June 30, 2003. Distributions for the 12-month period ended April 30, 2003 represent a historical return of 7.75%.

May 9, 2003                                      Prospectus dated April 30, 2003

                                  THE OFFERINGS

     As of May 2, 2003, the Company had received subscriptions from this offering for approximately 18.5 million Shares totalling $185.1 million in Gross Proceeds. As of May 2, 2003, the Company had received aggregate subscriptions for approximately 151 million Shares totalling approximately $1.5 billion in gross proceeds, including approximately 0.9 million Shares (approximately $9.3 million) issued pursuant to the Reinvestment Plan, from its Prior Offerings and this offering. As of May 2, 2003, net proceeds to the Company from its Prior Offerings and this offering, loan proceeds and capital contributions from the Advisor, after deduction of selling commissions, marketing support fees, due diligence expense reimbursements and Offering Expenses, totalled approximately $1.8 billion. The Company had used approximately $783.7 million of net offering proceeds and approximately $323.6 million of loan proceeds to invest in 45 hotel Properties. In addition, the Company had used approximately $231.6 million to invest in 18 Properties through seven joint ventures, approximately $10 million to redeem approximately 1.1 million Shares of Common Stock, approximately $160.4 million to pay down the various lines of credit and approximately $100.7 million to pay Acquisition Fees and certain Acquisition Expenses, leaving approximately $189 million available for investment in Properties, Mortgage Loans and other permitted investments.

                                    BUSINESS

PENDING INVESTMENTS

     As of May 8, 2003, the Company had an initial commitment to acquire one Property for an estimated purchase price of approximately $88.9 million. This Property is a Marriott(R) Hotel (located in Seattle, Washington). The acquisition of this Property is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that this Property will be acquired by the Company. If acquired, the lease of this Property is expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -- Description of Property Leases."

     On May 8, 2003, the Company and RFS entered into an agreement under which the Company, through its subsidiaries, will acquire RFS for approximately $383 million in cash ($12.35 per share). Upon consummation of the transactions contemplated by such agreement, RFS, which is currently publicly traded on the New York Stock Exchange under the symbol "RFS", will cease to exist as a separate corporate entity and its assets will be held by indirect wholly owned subsidiaries of the Company. Upon closing such transaction, the Company will assume the outstanding debt of RFS and its subsidiaries (approximately $304.6 million as of March 31, 2003). The Company has received a commitment to initially finance the transaction with a bridge loan of approximately $320 million from an affiliate of Bank of America, which is expected to be repaid with proceeds from the issuance of debt securities and proceeds that the Company receives from the sale of its Common Stock through this offering. Additionally, under the terms of RFS' outstanding 9.75% Senior Notes due 2012, the acquisition will constitute a change of control. Accordingly, the Company is required to offer to repurchase the Senior Notes at 101% of principal value, plus accrued and unpaid interest. In a separate transaction, the Company has agreed to purchase from RFS one million newly issued shares of RFS' common stock at a price per share of $12.35 in cash within twenty-four hours following the execution of the agreement described above.

     RFS owns 57 hotels with approximately 8,300 rooms located in 24 states. Brands under which RFS hotels are operated include Sheraton(R), Residence Inn(R) by Marriott(R), Hilton(R), Doubletree(R), Holiday Inn(R), Hampton Inn(R), and Homewood Suites by Hilton(R). Flagstone Hospitality Management LLC, which currently manages 50 of the 57 hotel properties in the RFS portfolio, is expected to continue to do so after the transaction is completed. This transaction is expected to close early in the third quarter of 2003 and will provide further brand and geographic diversification to the Company's current portfolio of hotels. Subsequent to this transaction, the Company is expected to own interests in a total of 120 hotel properties with approximately 25,000 rooms located in 35 states. The closing of this transaction is subject to the fulfillment of certain conditions, such as, approval by RFS shareholders and limited partners, customary regulatory approvals and other closing conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that this transaction will occur. If this transaction occurs, the terms of the leases of these Properties are expected to be substantially the same as the terms described in "Business -- Description of Property Leases."

     Leases. Set forth below are summarized terms expected to apply to the leases for each of the 58 Properties. More detailed information relating to the Properties and their related leases will be provided at such time, if any, as such Properties are acquired.


                                                        Lease Term or
                                                     Expiration Date and                 Minimum Annual                Percentage
                   Property                            Renewal Options                        Rent                        Rent
-----------------------------------------------    ------------------------     ---------------------------------   ----------------

Marriott Hotel (1) (2)                             Five years; five             The greater of a minimum amount     See Minimum
Seattle, WA                                        five-year renewal            to be determined at the time of     Annual Rent
(the "Seattle Waterfront Marriott Property")       options                      acquisition or a percentage of
Newly constructed hotel                                                         gross revenues of the Property
                                                                                for the applicable year

Beverly Heritage (1)                               6/2007                       The greater of (i) $2,395,750       See Minimum
Milpitas, CA                                                                    or (ii) a percentage of room        Annual Rent
(the "Beverly Heritage Milpitas Property")                                      revenues ranging from 53.1% to
Existing hotel                                                                  75% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Comfort Inn (1)                                    12/2008                      The greater of (i) $472,500 or      See Minimum
Marietta, GA                                                                    (ii) a percentage of room           Annual Rent
(the "Comfort Inn Marietta Property")                                           revenues ranging from 27.5% to
Existing hotel                                                                  60% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Courtyard by Marriott (1)                          12/2011                      The greater of (i) $454,230 or      See Minimum
Flint, MI                                                                       (ii) a percentage of room           Annual Rent
(the "Courtyard Flint Property")                                                revenues ranging from 41.5% to
Existing hotel                                                                  70% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%



                                                        Lease Term or
                                                     Expiration Date and                 Minimum Annual             Percentage
                   Property                            Renewal Options                        Rent                     Rent
-----------------------------------------------    ------------------------     ---------------------------------   ----------------

Doubletree Hotel (1)                               5/2011                       The greater of (i) $1,162,000       See Minimum
San Diego, CA                                                                   or (ii) a percentage of room        Annual Rent
(the "Doubletree San Diego Property")                                           revenues ranging from 26% to
Existing hotel                                                                  70% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Four Points by Sheraton (1)                        01/2012                      The greater of (i) $675,768 or      See Minimum
Bakersfield, CA                                                                 (ii) a percentage of room           Annual Rent
(the "Four Points Bakersfield Property")                                        revenues ranging from 23.5% to
Existing hotel                                                                  65% plus 90% of other revenues
                                                                                (excluding food and beverage
                                                                                revenues) of the Property for
                                                                                the applicable year, designed
                                                                                to result in a minimum return
                                                                                of approximately 12%

Four Points by Sheraton (1)                        01/2012                      The greater of (i) $1,635,160       See Minimum
Pleasanton, CA                                                                  or (ii) a percentage of room        Annual Rent
(the "Four Points Pleasanton Property")                                         revenues ranging from 48.1% to
Existing hotel                                                                  65% plus 5% of food revenues
                                                                                and 90% of other revenues
                                                                                (excluding beverage revenues)
                                                                                of the Property for
                                                                                the applicable year,
                                                                                designed to result
                                                                                in a minimum return
                                                                                of approximately 12%

Hampton Inn (1)                                    5/2012                       The greater of (i) $369,514 or      See Minimum
Chandler, AZ                                                                    (ii) a percentage of room           Annual Rent
(the "Hampton Inn Chandler Property")                                           revenues ranging from 47.2% to
Existing hotel                                                                  72% of the Property for the
                                                                                applicable year, designed to
                                                                                result in a minimum return of
                                                                                approximately 12%


                                                        Lease Term or
                                                     Expiration Date and                 Minimum Annual             Percentage
                   Property                            Renewal Options                        Rent                     Rent
-----------------------------------------------    ------------------------     ---------------------------------   ----------------

Hampton Inn (1)                                    6/2007                       The greater of (i) $398,397 or      See Minimum
Sedona, AZ                                                                      (ii) a percentage of room           Annual Rent
(the "Hampton Inn Sedona Property")                                             revenues ranging from 43.6% to
Existing hotel                                                                  72% of the Property for the
                                                                                applicable year, designed to
                                                                                result in a minimum return of
                                                                                approximately 12%

Hampton Inn (1)                                    6/2009                       The greater of (i) $568,981 or      See Minimum
Denver, CO                                                                      (ii) a percentage of room           Annual Rent
(the "Hampton Inn Denver Property")                                             revenues ranging from 27.5% to
Existing hotel                                                                  76.5% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Hampton Inn (1)                                    3/2010                       The greater of (i) $553,000 or      See Minimum
Lakewood, CO                                                                    (ii) a percentage of room           Annual Rent
(the "Hampton Inn Lakewood Property")                                           revenues ranging from 33.5% to
Existing hotel                                                                  70% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year

Hampton Inn (1)                                    4/2009                       The greater of (i) $364,000 or      See Minimum
Ft. Lauderdale, FL                                                              (ii) a percentage of room           Annual Rent
(the "Hampton Inn Ft. Lauderdale                                                revenues ranging from 27.5% to
Property")                                                                      70% plus 5% of food revenues
Existing hotel                                                                  and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%


                                                        Lease Term or
                                                     Expiration Date and                 Minimum Annual             Percentage
                   Property                            Renewal Options                        Rent                     Rent
-----------------------------------------------    ------------------------     ---------------------------------   ----------------

Hampton Inn                                        3/2008                       The greater of (i) $428,871 or      See Minimum
Jacksonville, FL                                                                (ii) a percentage of room           Annual Rent
(the "Hampton Inn Jacksonville Property")                                       revenues ranging from 31% to
Existing hotel                                                                  70% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year

Hampton Inn (1)                                    6/2009                       The greater of (i) $556,693 or      See Minimum
Indianapolis, IN                                                                (ii) a percentage of room           Annual Rent
(the "Hampton Inn Indianapolis Property")                                       revenues ranging from 40.5% to
Existing hotel                                                                  72% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Hampton Inn (1)                                    6/2009                       The greater of (i) $613,288 or      See Minimum
Bloomington, MN                                                                 (ii) a percentage of room           Annual Rent
(the "Hampton Inn Bloomington                                                   revenues ranging from 41.5% to
Property")                                                                      70% plus 5% of food revenues
Existing hotel                                                                  and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Hampton Inn (1)                                    6/2009                       The greater of (i) $348,052 or      See Minimum
Minnetonka, MN                                                                  (ii) a percentage of room           Annual Rent
(the "Hampton Inn Minnetonka Property")                                         revenues ranging from 38.5% to
Existing hotel                                                                  70% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

                                       6



                                                        Lease Term or
                                                     Expiration Date and                 Minimum Annual             Percentage
                   Property                            Renewal Options                        Rent                     Rent
-----------------------------------------------    ------------------------     ---------------------------------   ----------------

Hampton Inn (1)                                    4/2010                       The greater of (i) $385,000 or      See Minimum
Hattiesburg, MS                                                                 (ii) a percentage of room           Annual Rent
(the "Hampton Inn Hattiesburg Property")                                        revenues ranging from 36% to
Existing hotel                                                                  65% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year

Hampton Inn (1)                                    6/2009                       The greater of (i) $342,202 or      See Minimum
Lincoln, NE                                                                     (ii) a percentage of room           Annual Rent
(the "Hampton Inn Lincoln Property")                                            revenues ranging from 30.5% to
Existing hotel                                                                  70% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Hampton Inn (1)                                    6/2009                       The greater of (i) $463,545 or      See Minimum
Omaha, NE                                                                       (ii) a percentage of room           Annual Rent
(the "Hampton Inn Omaha Property")                                              revenues ranging from 38% to
Existing hotel                                                                  70% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Hampton Inn (1)                                    6/2009                       The greater of (i) $489,631 or      See Minimum
Oklahoma City, OK                                                               (ii) a percentage of room           Annual Rent
(the "Hampton Inn Oklahoma City                                                 revenues ranging from 32.5% to
Property")                                                                      70% plus 5% of food revenues
Existing hotel                                                                  and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

                                       7



                                                        Lease Term or
                                                     Expiration Date and                 Minimum Annual             Percentage
                   Property                            Renewal Options                        Rent                     Rent
-----------------------------------------------    ------------------------     ---------------------------------   ----------------

Hampton Inn (1)                                    6/2009                       The greater of (i) $423,390 or      See Minimum
Tulsa, OK                                                                       (ii) a percentage of room           Annual Rent
(the "Hampton Inn Tulsa Property")                                              revenues ranging from 33.5% to
Existing hotel                                                                  70% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Hampton Inn (1)                                    9/2009                       The greater of (i) $516,250 or      See Minimum
Memphis, TN                                                                     (ii) a percentage of room           Annual Rent
(the "Hampton Inn Memphis Property")                                            revenues ranging from 33% to
Existing hotel                                                                  70% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Hampton Inn (1)                                    7/2010                       The greater of (i) $409,255 or      See Minimum
Laredo, TX                                                                      (ii) a percentage of room           Annual Rent
(the "Hampton Inn Laredo Property")                                             revenues ranging from 21% to
Existing hotel                                                                  70% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Hampton Inn (1)                                    11/2011                      The greater of (i) $450,052 or      See Minimum
Houston, TX                                                                     (ii) a percentage of room           Annual Rent
(the "Hampton Inn Houston Property")                                            revenues ranging from 35% to
Existing hotel                                                                  65% of the Property for the
                                                                                applicable year, designed to
                                                                                result in a minimum return of
                                                                                approximately 12%


                                       8


                                                        Lease Term or
                                                     Expiration Date and                 Minimum Annual             Percentage
                   Property                            Renewal Options                        Rent                     Rent
-----------------------------------------------    ------------------------     ---------------------------------   ----------------

Hilton Hotel (1)                                   12/2010                      The greater of (i) $930,434 or      See Minimum
Birmingham, AL                                                                  (ii) a percentage of room           Annual Rent
(the "Hilton Birmingham Property")                                              revenues ranging from 15.4% to
Existing hotel                                                                  75% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Hilton Hotel (1)                                   12/2003                      The greater of (i) $2,812,226       See Minimum
San Francisco, CA                                                               or (ii) a percentage of room        Annual Rent
(the "Hilton San Francisco Property")                                           revenues ranging from 20.6% to
Existing hotel                                                                  75% of the Property for the
                                                                                applicable year, designed to
                                                                                result in a minimum return of
                                                                                approximately 12%

Holiday Inn (1)                                    10/2010                      The greater of (i) $1,016,000       See Minimum
Crystal Lake, IL                                                                or (ii) a percentage of room        Annual Rent
(the "Holiday Inn Crystal Lake Property")                                       revenues ranging from 30% to
Existing hotel                                                                  70% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Holiday Inn (1)                                    8/2008                       The greater of (i) $409,727 or      See Minimum
Louisville, KY                                                                  (ii) a percentage of room           Annual Rent
(the "Holiday Inn Louisville Property")                                         revenues ranging from 23% to
Existing hotel                                                                  60% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

                                       9



                                                        Lease Term or
                                                     Expiration Date and                 Minimum Annual             Percentage
                   Property                            Renewal Options                        Rent                     Rent
-----------------------------------------------    ------------------------     ---------------------------------     --------------

Holiday Inn (1)                                    10/2008                      The greater of (i) $700,000 or      See Minimum
Lafayette, LA                                                                   (ii) a percentage of room           Annual Rent
(the "Holiday Inn Lafayette Property")                                          revenues ranging from 24% to
Existing hotel                                                                  70% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year

Holiday Inn (1)                                    10/2009                      The greater of (i) $933,100 or      See Minimum
Flint, MI                                                                       (ii) a percentage of room           Annual Rent
(the "Holiday Inn Flint Property")                                              revenues ranging from 40% to
Existing hotel                                                                  70% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Holiday Inn (1)                                    8/2008                       The greater of (i) $368,754 or      See Minimum
Columbia, SC                                                                    (ii) a percentage of room           Annual Rent
(the "Holiday Inn Columbia Property")                                           revenues ranging from 17.5% to
Existing hotel                                                                  50% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Holiday Inn Express (1)                            6/2009                       The greater of (i) $289,961 or      See Minimum
Arlington Heights, IL                                                           (ii) a percentage of room           Annual Rent
(the "Holiday Inn Express Arlington                                             revenues ranging from 38.5% to
Heights Property")                                                              70% plus 5% of food revenues
Existing hotel                                                                  and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

                                       10


                                                        Lease Term or
                                                     Expiration Date and                 Minimum Annual             Percentage
                   Property                            Renewal Options                        Rent                     Rent
-----------------------------------------------    ------------------------     ---------------------------------   ----------------

Holiday Inn Express (1)                            6/2009                       The greater of (i) $409,850 or      See Minimum
Downers Grove, IL                                                               (ii) a percentage of room           Annual Rent
(the "Holiday Inn Express Downers                                               revenues ranging from 34.5% to
Grove Property")                                                                70% plus 5% of food revenues
Existing hotel                                                                  and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Holiday Inn Express (1)                            6/2009                       The greater of (i) $515,793 or      See Minimum
Bloomington, MN                                                                 (ii) a percentage of room           Annual Rent
(the "Holiday Inn Express Bloomington                                           revenues ranging from 27.5% to
Property")                                                                      72% plus 5% of food revenues
Existing hotel                                                                  and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Holiday Inn Express (1)                            1/2010                       The greater of (i) $367,500 or      See Minimum
Austin, TX                                                                      (ii) a percentage of room           Annual Rent
(the "Holiday Inn Express Austin                                                revenues ranging from 36.5% to
Property")                                                                      65% plus 5% of food revenues
Existing hotel                                                                  and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Holiday Inn Express (1)                            6/2009                       The greater of (i) $373,516 or      See Minimum
Wauwatosa, WI                                                                   (ii) a percentage of room           Annual Rent
(the "Holiday Inn Express Wauwatosa                                             revenues ranging from 40.5% to
Property")                                                                      70% plus 5% of food revenues
Existing hotel                                                                  and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%
                                       11



                                                        Lease Term or
                                                     Expiration Date and                 Minimum Annual             Percentage
                   Property                            Renewal Options                        Rent                     Rent
-----------------------------------------------    ------------------------     ---------------------------------   ----------------

Homewood Suites by Hilton (1)                      12/2010                      The greater of (i) $447,400 or      See Minimum
Chandler, AZ                                                                    (ii) a percentage of room           Annual Rent
(the "Homewood Suites Chandler                                                  revenues ranging from 31.1% to
Property")                                                                      70% of the Property for the
Existing hotel                                                                  applicable year, designed to
                                                                                result in a minimum return of
                                                                                approximately 12%

Hotel Rex (1)                                      12/2010                      The greater of (i) $1,086,980       See Minimum
San Francisco, CA                                                               or (ii) a percentage of room        Annual Rent
(the "Hotel Rex San Francisco Property")                                        revenues ranging from 50.7% to
Existing hotel                                                                  82% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Residence Inn by Marriott (1)                      1/2011                       The greater of (i) $1,008,000       See Minimum
Sacramento, CA                                                                  or (ii) a percentage of room        Annual Rent
(the "Residence Inn Sacramento Property")                                       revenues ranging from 40% to
Existing hotel                                                                  70% plus 20% of beverage
                                                                                revenues of the Property for
                                                                                the applicable year, designed
                                                                                to result in a minimum return
                                                                                of approximately 12%

Residence Inn by Marriott (1)                      10/2009                      The greater of (i) $1,365,000       See Minimum
Torrance, CA                                                                    or (ii) a percentage of room        Annual Rent
(the "Residence Inn Torrance Property")                                         revenues ranging from 35% to
Existing hotel                                                                  69% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

                                       12



                                                        Lease Term or
                                                     Expiration Date and                 Minimum Annual             Percentage
                   Property                            Renewal Options                        Rent                     Rent
-----------------------------------------------    ------------------------     ---------------------------------   ----------------

Residence Inn by Marriott (1)                      10/2009                      The greater of (i) $703,500 or      See Minimum
Wilmington, DE                                                                  (ii) a percentage of room           Annual Rent
(the "Residence Inn Wilmington Property")                                       revenues ranging from 36% to
Existing hotel                                                                  70% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Residence Inn by Marriott                          10/2007                      The greater of (i) $575,658 or      See Minimum
Jacksonville, FL                                                                (ii) a percentage of room           Annual Rent
(the "Residence Inn Jacksonville                                                revenues ranging from 34.6% to
Property")                                                                      70% plus 5% of food revenues
Existing hotel                                                                  and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year

Residence Inn by Marriott (1)                      10/2010                      The greater of (i) $707,000 or      See Minimum
Orlando, FL                                                                     (ii) a percentage of room           Annual Rent
(the "Residence Inn Orlando Property")                                          revenues ranging from 25% to
Existing hotel                                                                  70% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Residence Inn by Marriott                          5/2007                       The greater of (i) $420,001 or      See Minimum
West Palm Beach, FL                                                             (ii) a percentage of room           Annual Rent
(the "Residence Inn West Palm Beach                                             revenues ranging from 44.2% to
Property")                                                                      68% of the Property for the
Existing hotel                                                                  applicable year


                                       13



                                                        Lease Term or
                                                     Expiration Date and                 Minimum Annual             Percentage
                   Property                            Renewal Options                        Rent                     Rent
-----------------------------------------------    ------------------------     ---------------------------------   ----------------

Residence Inn by Marriott (1)                      10/2010                      The greater of (i) $815,500 or      See Minimum
Atlanta, GA                                                                     (ii) a percentage of room           Annual Rent
(the "Residence Inn Atlanta Property")                                          revenues ranging from 30% to
Existing hotel                                                                  70% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Residence Inn by Marriott (1)                      10/2009                      The greater of (i) $308,000 or      See Minimum
Ann Arbor, MI                                                                   (ii) a percentage of room           Annual Rent
(the "Residence Inn Ann Arbor Property")                                        revenues ranging from 24% to
Existing hotel                                                                  69% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Residence Inn by Marriott (1)                      2/2009                       The greater of (i) $406,000 or      See Minimum
Kansas City, MO                                                                 (ii) a percentage of room           Annual Rent
(the "Residence Inn Kansas City                                                 revenues ranging from 24% to
Property")                                                                      60% plus 5% of food revenues
Existing hotel                                                                  and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Residence Inn by Marriott (1)                      11/2009                      The greater of (i) $315,000 or      See Minimum
Charlotte, NC                                                                   (ii) a percentage of room           Annual Rent
(the "Residence Inn Charlotte Property")                                        revenues ranging from 24% to
Existing hotel                                                                  69% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

                                       14



                                                        Lease Term or
                                                     Expiration Date and                 Minimum Annual             Percentage
                   Property                            Renewal Options                        Rent                     Rent
-----------------------------------------------    ------------------------     ---------------------------------   ----------------

Residence Inn by Marriott (1)                      7/2009                       The greater of (i) $888,822 or      See Minimum
Fishkill, NY                                                                    (ii) a percentage of room           Annual Rent
(the "Residence Inn Fishkill Property")                                         revenues ranging from 27.5% to
Existing hotel                                                                  72% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Residence Inn by Marriott (1)                      7/2009                       The greater of (i) $651,994 or      See Minimum
Warwick, RI                                                                     (ii) a percentage of room           Annual Rent
(the "Residence Inn Warwick Property")                                          revenues ranging from 31% to
Existing hotel                                                                  70% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Residence Inn by Marriott (1)                      10/2009                      The greater of (i) $812,000 or      See Minimum
Fort Worth, TX                                                                  (ii) a percentage of room           Annual Rent
(the "Residence Inn Fort Worth Property")                                       revenues ranging from 41% to
Existing hotel                                                                  70% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

Residence Inn by Marriott (1)                      8/2009                       The greater of (i) $512,750 or      See Minimum
Tyler, TX                                                                       (ii) a percentage of room           Annual Rent
(the "Residence Inn Tyler Property")                                            revenues ranging from 26% to
Existing hotel                                                                  67.5% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

                                       15



                                                        Lease Term or
                                                     Expiration Date and                 Minimum Annual             Percentage
                   Property                            Renewal Options                        Rent                     Rent
-----------------------------------------------    ------------------------     ---------------------------------   ----------------

Sheraton (1)                                       1/2012                       The greater of (i) $2,199,601       See Minimum
Milpitas, CA                                                                    or (ii) a percentage of room        Annual Rent
(the "Sheraton Milpitas Property")                                              revenues ranging from 47% to
Existing hotel                                                                  65% plus 90% of other revenues
                                                                                (excluding food and beverage
                                                                                revenues) of the Property for
                                                                                the applicable year, designed
                                                                                to result in a minimum return
                                                                                of approximately 12%

Sheraton (1)                                       1/2012                       The greater of (i) $1,733,847       See Minimum
Sunnyvale, CA                                                                   or (ii) a percentage of room        Annual Rent
(the "Sheraton Sunnyvale Property")                                             revenues ranging from 45.9% to
Existing hotel                                                                  65% plus 5% of food revenues
                                                                                and 90% of other revenues
                                                                                (excluding beverage revenues)
                                                                                of the Property for the
                                                                                applicable year, designed
                                                                                to result in a minimum
                                                                                return of approximately
                                                                                12%

Sheraton (1)                                       8/2008                       The greater of (i) $557,228 or      See Minimum
Clayton, MO                                                                     (ii) a percentage of room           Annual Rent
(the "Sheraton Clayton Property")                                               revenues ranging from 17% to
Existing hotel                                                                  60% plus 5% of food revenues
                                                                                and 20% of beverage revenues of
                                                                                the Property for the applicable
                                                                                year, designed to result in a
                                                                                minimum return of approximately
                                                                                12%

TownePlace Suites by Marriott                      6/2009                       The greater of (i) $450,617 or      See Minimum
Miami Lakes, FL                                                                 (ii) a percentage of room           Annual Rent
(the "TownePlace Suites Miami                                                   revenues ranging from 54.4% to
Lakes Property")                                                                75% of the Property for the
Existing hotel                                                                  applicable year


                                       16



                                                        Lease Term or
                                                     Expiration Date and                 Minimum Annual             Percentage
                   Property                            Renewal Options                        Rent                     Rent
-----------------------------------------------    ------------------------     ---------------------------------   ----------------

TownePlace Suites by Marriott                      10/2009                      The greater of (i) $453,751 or      See Minimum
Miami West, FL                                                                  (ii) a percentage of room           Annual Rent
(the "TownePlace Suites Miami                                                   revenues ranging from 57.4% to
West Property")                                                                 75% of the Property for the
Existing hotel                                                                  applicable year

TownePlace Suites by Marriott (1)                  12/2010                      The greater of (i) $474,210 or      See Minimum
Fort Worth, TX                                                                  (ii) a percentage of room           Annual Rent
(the "TownePlace Suites Fort Worth                                              revenues ranging from 45.5% to
Property")                                                                      77% of the Property for the
Existing hotel                                                                  applicable year, designed to
                                                                                result in a minimum return of
                                                                                approximately 12%


---------------------
FOOTNOTES:

(1) The lessee of this Property is expected to be an indirect wholly owned subsidiary of the Company and the Property is expected to be operated by a third-party manager. For Properties subject to this arrangement, the Company's consolidated financial statements will report the hotels' operating revenues and expenses rather than rent contractually due under the leases with our subsidiaries.

(2) The Company entered into a development services agreement for this Property under which a wholly owned subsidiary of the Advisor received a Development Fee equal to approximately 3% of the cost of development of the Property for providing development services to such Property. This Property was constructed by Marriott and is expected to be purchased by the Company during the second quarter of 2003. The estimated purchase price is expected to be $88,900,000. The hotel opened for business in April 2003.

     The following section is inserted following the "Business -- Pending Investments" section beginning on page 77 of the Prospectus.

HOTEL BRANDS FOR PENDING INVESTMENTS

     Starwood Brands. The brands, Sheraton Hotels & Resorts and Four Points by Sheraton are part of Starwood Hotels & Resorts Worldwide, Inc.'s ("Starwood") portfolio of lodging brands. According to Starwood's 2002 Form 10-K, Starwood is one of the world's largest hotel and leisure companies. Starwood's brand names include St. Regis, The Luxury Collection, Sheraton, Westin, W and Four Points by Sheraton. Through these brands, Starwood is well represented in most major markets around the world. Starwood's operations are grouped into two business segments, hotels and vacation ownership operations. Starwood's hotel business emphasizes the global operation of hotels and resorts primarily in the luxury and upscale segment of the lodging industry. According to Starwood's 2002 Form 10-K, at December 31, 2002, Starwood's hotel portfolio included owned, leased, managed and franchised hotels totaling 748 hotels with approximately 227,000 rooms in 79 countries, and is comprised of 163 hotels that Starwood owns or leases or in which Starwood has a majority equity interest (substantially all of which hotels Starwood also manages), 277 hotels managed by Starwood on behalf of third-party owners (including entities in which Starwood has a minority equity interest) and 308 hotels for which Starwood receives franchise fees.

     Sheraton Hotels & Resorts are upscale, full service hotels and resorts which represent Starwood's largest brand serving the needs of upscale business and leisure travelers worldwide. Sheraton Hotels & Resorts offer the entire spectrum, from full service hotels in major cities to luxurious resorts. These hotels and resorts typically feature a wide variety of on-site business services and a full range of amenities, including rooms that feature generous work spaces.

     Four Points by Sheraton is a moderately priced full service hotel delivering extensive amenities and services such as room service, dry cleaning, fitness centers, meeting facilities and business centers to frequent business travelers at reasonable prices. These hotels provide a comfortable room, which typically includes a two-line telephone, a large desk for working or in-room dining, comfortable seating and full service restaurants.

     InterContinental Hotel Brands. The brands, InterContinental, Crowne Plaza, Staybridge Suites, Holiday Inn and Holiday Inn Express are part of InterContinental Hotels Group PLC's ("InterContinental") portfolio of lodging brands. With more than 3,300 owned, leased, managed and franchised hotels totalling approximately 515,000 guest rooms across nearly 100 countries and territories at the end of fiscal year 2002, InterContinental is the most global hotel business and the second largest in the world by number of rooms, according to InterContinental's Form 20-F for the fiscal year end September 30, 2002.

     Holiday Inn is InterContinental's mid-scale full service brand. The brand is targeted at the mid-market guest and is InterContinental's largest global hotel brand based on room numbers. Holiday Inn is also one of the world's most recognized hotel brands. According to InterContinental's Form 20-F for the fiscal year end September 30, 2002, there were 1,567 Holiday Inn hotels located in more than 70 countries which represented 57% of all InterContinental's rooms at the end of fiscal year 2002. The brand is predominantly franchised. Of the 1,567 Holiday Inn branded hotels, 73% are located in the Americas. As well as having the largest market share in the United States mid-scale full service segment, the brand has a significant position in the mid-scale segment in several European countries.

     Holiday Inn Express is InterContinental's mid-scale limited service hotel brand. The brand aims to provide the room quality of mid-scale hotels without the associated full range of facilities. The brand is targeted at the value-conscious guest. According to InterContinental's Form 20-F for the fiscal year end September 30, 2002, there were 1,352 Holiday Inn Express hotels worldwide, which represented 21% of all InterContinental's rooms at the end of fiscal year 2002. Holiday Inn Express is the third largest brand in the United States mid-scale limited service segment based on room numbers, and over 90% of the Holiday Inn Express branded rooms are located in the Americas. Holiday Inn Express hotels are almost entirely franchised. Holiday Inn Express also has a solid and growing brand presence in the United Kingdom market.

     Comfort Inn. The brand, Comfort, which primarily operates as either Comfort Inns or Comfort Suites, is part of Choice Hotels International, Inc.'s portfolio of lodging brands. Comfort Inn offers rooms in the mid-scale, without food and beverage category, and is targeted to business and leisure travelers. Comfort Suites offer business and leisure guests a large room with separate living and sleeping areas. According to Choice Hotels International, Inc.'s 2002 Form 10-K, at December 31, 2002, there were 1,916 Comfort Inn properties and 352 Comfort Suites properties with a total of approximately 142,000 and 28,200 rooms, respectively, open and operating worldwide. An additional 188 Comfort Inn and Comfort Suites properties with a total of approximately 15,100 rooms were under development at December 31, 2002.

     Hotel Rex. The Hotel Rex was inspired by the San Francisco art and literary salons of the 1920's and 30's. The lobby surrounds guests with distinctive period furnishings, walls of antiquarian books, and an exceptional collection of exotic objects and original portraits and murals. The hotel has 94 guestrooms, including eight King Executive Rooms, and two one-bedroom suites, and a cafe restaurant.

     Beverly Heritage. Guest accommodations at The Beverly Heritage provide both comfort and luxury. There are 237 deluxe guest rooms, including 65 executive suites and a premier wing featuring executive amenities and a complimentary guest pantry. The Beverly Heritage has two restaurants, meeting facilities, complete audio/visual services, a business center, an exercise room, and a heated outdoor swimming pool and spa.

     The following paragraph is inserted following the first full paragraph on page 77 of the Prospectus.

     Homewood Suites by Hilton is Hilton's upscale, extended stay hotel that features residential-style accommodations including business centers, swimming pools, convenience stores and limited meeting facilities. According to Hilton International. Inc.'s 2002 Form 10-K, as of December 31, 2002, there were 121 Homewood Suites, representing 13,728 rooms, located in 33 states, the District of Columbia and Canada. As of December 31, 2002, nine Homewood Suites hotels were under construction.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following information updates the corresponding information beginning on page 112 of the Prospectus.

     Effective as of May 1, 2003, James M. Seneff, Jr. resigned as co-Chief Executive Officer of the Company. Mr. Seneff continues to serve as Chairman of the Board of the Company and co-Chief Executive Officer and Chairman of the Board of the Advisor. In addition, effective May 1, 2003, Thomas J. Hutchison III, who previously served as co-Chief Executive Officer, was appointed sole Chief Executive Officer of the Company.

                     INDEX TO PRO FORMA FINANCIAL STATEMENTS



                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES


                                                                                              PAGE


Pro Forma Consolidated Financial Information (unaudited):

Pro Forma Consolidated Balance Sheet as of December 31, 2002                                   22

Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002              23

Notes to Pro Forma Consolidated Financial Statements for the year ended December 31, 2002      24



                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


     The following Unaudited Pro Forma Consolidated Statement of Earnings of CNL Hospitality Properties, Inc. and its subsidiaries (the "Company" or "CHP") for the year ended December 31, 2002, and the Unaudited Pro Forma Consolidated Balance Sheet of the Company as of December 31, 2002 (together with the Unaudited Pro Forma Consolidated Statement of Earnings, the "Pro Forma Consolidated Financial Statements"), have been prepared to illustrate the estimated effect of acquiring RFS Hotel Investors, Inc. ("RFS") (hereinafter referred to as the "RFS Transaction") and other recent transactions, more fully discussed below. The Pro Forma Consolidated Financial Statements do not reflect any anticipated cost savings from the RFS Transaction, or any synergies that are anticipated to result from the transaction, and there can be no assurance that any such cost savings or synergies will occur. The Unaudited Pro Forma Consolidated Balance Sheet has been adjusted to give effect to the RFS Transaction as if it had occurred on December 31, 2002, and the Unaudited Pro Forma Consolidated Statement of Earnings has been adjusted to give pro forma effect to the transaction as if it had occurred on January 1, 2002. The pro forma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes are reasonable. The actual allocation of the purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. Consequently, the amounts reflected in the Pro Forma Consolidated Financial Statements are subject to change, and the final amounts may differ substantially. The Pro Forma Consolidated Financial Statements should be read in conjunction with the Company's consolidated financial statements and notes thereto included in the Prospectus and the separate historical condensed consolidated financial information of RFS included in "Other Financial Information" in this supplement.

     The Unaudited Pro Forma Consolidated Balance Sheet of the Company also gives effect to (i) the receipt of approximately $242.4 million in gross offering proceeds from the sale of approximately 24.2 million additional shares for the period January 1, 2003 through May 2, 2003, and the assumption of additional borrowings in the amount of approximately $131.2 million for the period January 1, 2003 through May 2, 2003, and (ii) the application of such funds to (a) complete the RFS Transaction (described above) (b) pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (c) invest in four Properties through a joint venture, (d) contribute one property to the same joint venture, (e) purchase two Properties, and (f) invest in convertible preferred partnership units of Hersha Hospitality Limited Partnership, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2002 has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on December 31, 2002. These adjustments have been included in the column entitled "Other Pro Forma Adjustments" on the accompanying Unaudited Pro Forma Consolidated Balance Sheet.

     The Unaudited Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002, also includes the historical operating results of the Properties and the expected yield on the convertible preferred partnership units described in (ii)(f) above, as well as the historical operating results of the Properties acquired by the Company prior to December 31, 2002 from the date of their acquisitions plus operating results from (A) the later of (1) the date the property became operational or (2) January 1, 2002, to (B) the earlier of (1) the dates the properties were acquired by the Company or (2) the end of the pro forma period presented (the "Pro Forma Period"). These adjustments have been included in the column entitled "Other Pro Forma Adjustments" on the accompanying Unaudited Pro Forma Consolidated Statement of Earnings.

     This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or conditions if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.


                                                                CNL HOSPITALITY PROPERTIES, INC.
                                                                       AND SUBSIDIARIES
                                                        UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                                                      DECEMBER 31, 2002
                                                           (in thousands except per share data)

                                         Historical    Historical       RFS         Pro Forma          Other          Consolidated
                                           CHP            RFS       Transaction        CHP           Pro Forma          Proforma
                                           2002           2002      Adjustments     Consolidated     Adjustments          2002
                                         -----------------------------------------   ----------------------------     ------------

Hotel properties, net of depreciation    $ 988,646     $  593,289     $ 117,418   (a)$ 1,699,353    $    136,673  (h)  $ 1,836,026
Investments in unconsolidated subs.        202,554             -            -            202,554          24,612  (j)      227,166
Investments                                     -              -            -                 -           25,000  (l)       25,000

                                                                                                                 (g,h,i,
Cash and cash equivalents                   48,993          1,938        12,350   (a)     63,281         (47,367) j,k,l)    15,914
Restricted cash                             18,822          4,383            -            23,205              -             23,205
Receivables                                 11,382          4,698            -            16,080              -             16,080
Due from related parties                     3,164             -             -             3,164              -              3,164
Prepaid expenses and other assets           25,177          3,712       (11,422)  (e)     17,467          (7,711)(g,h,j)     9,756
Loan cost, net of amortization               5,122          8,805        18,225   (f)     32,152              -             32,152
Deferred income taxes                           -          25,830            -            25,830              -             25,830
                                         -----------------------------------------   ----------------------------     ------------
                                         $1,303,860    $  642,655   $   136,571     $  2,083,086    $    131,207       $ 2,214,293
                                         =========================================   ============================      ===========

Mortgages payable and accrued interest   $ 207,206    $   284,279   $   189,218   (d)    680,703         131,230           811,933
Other notes payable                         29,739             -             -            29,739              -             29,739
Line of credit                              24,079          6,950        40,780   (d)     71,809              -             71,809
Other liabilities                            5,632             -             -             5,632              -              5,632
Accounts payable and accrued expenses        9,256         22,160        11,836   (a)     43,252              -             43,252
Distributions payable                          106             -             -               106              -                106
Due to related parties                       2,460             -             -             2,460            (943)(i)         1,517
Security deposits                           12,883             -             -            12,883              -             12,883
                                         -----------------------------------------   ----------------------------     ------------
    Total liabilities                      291,361        313,389       241,834          846,584         130,287           976,871
                                         -----------------------------------------   ----------------------------     ------------

Minority interest                               -          28,047       (25,847)  (b)      2,200              -              2,200
                                         -----------------------------------------   ----------------------------     ------------

Commitments and contingencies                   -              -             -                -               -                 -

Stockholders' equity
Preferred stock, without par value.
    Auth. and unissued 3,000 shares             -              -             -                 -              -                 -
Excess shares. $.01 par value per share.
    Auth. and unissued 63,000 shares            -              -             -                 -              -                 -
Common stock $.01 par value per share.
    Authorized 450,000; issued 151,942;
    outstanding 150,170 shares,
    as adjusted                              1,260            290           (49)  (c)       1,501              1 (g)         1,502
Capital in excess of par value           1,115,745        408,017      (186,455)  (c)   1,337,307            999 (g)     1,338,306
Accumulated distributions
    in excess of net earnings              (98,366)       (98,988)       98,988   (c)    (98,366)            (80)(g)       (98,446)
Accumulated other comprehensive
    loss                                    (4,316)                          -            (4,316)             -             (4,316)
Minority interest distributions in
    excess of contributions and
    and accumulated earnings                (1,824)                          -            (1,824)             -             (1,824)
Treasury stock, at cost, 0 shares, as
adjusted                                        -          (8,100)        8,100   (c)         -               -                  -
                                         -----------------------------------------   ----------------------------     ------------
   Total stockholders' equity            1,012,499        301,219       (79,416)       1,234,302             920         1,235,222
                                         -----------------------------------------   ----------------------------     ------------
                                        $1,303,860     $  642,655   $   136,571       $2,083,086    $    131,207       $ 2,214,293
                                        ==========================================   ============================     ============

                                          See accompanying notes to unaudited pro forma consolidated financial statements.



                                                                CNL HOSPITALITY PROPERTIES, INC.
                                                                        AND SUBSIDIARIES
                                                      UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                                                           (in thousands except per share data)

                                     Historical   Historical       RFS             Pro Forma      Other             Consolidated
                                         CHP          RFS      Transaction            CHP       Pro Forma             Proforma
                                        2002         2002      Adjustments       Consolidated  Adjustments              2002
                                    ----------------------------------------     ---------------------------       ---------------

Revenues:
Hotel revenue                       $   101,005   $ 193,258    $        -        $    294,263  $   64,276   (5)    $      358,539
Rental income                            37,341       5,229             -              42,570      (5,989)  (5)            36,581
FF&E reserve income                       4,236          -              -               4,236          -                    4,236
Interest and other income                13,826         411             -              14,237       2,625   (12)           16,862
                                    ----------------------------------------     ---------------------------       ---------------
                                        156,408     198,898             -             355,306      60,912                 416,218
                                    ----------------------------------------     ---------------------------       ---------------

Expenses:
Hotel expenses                           65,601     130,421             -             196,022      53,927    (5)          249,949
Interest and amortization of
    loan costs                           18,330      27,101         10,639 (2)         56,070       9,338    (7)           65,408
General and administrative                5,667       4,211             -               9,878          -                    9,878
Asset management fees                     6,696          -           4,264 (4)         10,960       1,900    (4)           12,860
Depreciation and amortization            27,876      29,812         (1,257)(3)         56,431       6,012    (6)           62,443
                                    ----------------------------------------     ---------------------------       ---------------
                                        124,170     191,545         13,646            329,361      71,177                 400,538
                                    ----------------------------------------     ---------------------------       ---------------

Earnings before equity in loss of
   unconsolidated subsidiaries and
   minority interest and other           32,238       7,353        (13,646)            25,945     (10,265)                 15,680

Equity in loss of unconsolidated                                                                              (9,
   subsidiaries                         (16,164)         -              -             (16,164)      6,844    10, 11)       (9,320)

Minority interest                          (264)        654           (654)(14)          (264)         -                     (264)

Benefit from taxes                           -        1,096             -               1,096          -                    1,096

Debt extinguishments and swap
    termination costs                        -      (10,122)         6,900 (13)        (3,222)         -                   (3,222)
                                    ----------------------------------------     ---------------------------       ---------------

Income (loss) from continuing
    operations                      $    15,810   $  (1,019)   $    (7,400)      $      7,391  $   (3,421)         $        3,970
                                    ========================================     ===========================       ===============

Earnings per share (8)
Basic                               $      0.16                                  $       0.06                      $         0.03
Diluted                             $      0.16                                  $       0.06                      $         0.03

Weighted average shares outstanding (8)
Basic                                    97,874                                       122,014                             131,564
Diluted                                  97,874                                       122,014                             131,564




                                            See accompanying notes to unaudited pro forma consolidated financial statements.



                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2002


UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET:
----------------------------------------------

(a) The estimated purchase price and preliminary adjustments to the historical book value of RFS as a result of the RFS Transaction are as follows (in thousands):

Historical book value of RFS net assets acquired                                            $   301,219
 Adjustments to net assets:
  Termination and severance liability                                                           (11,836)
  Initial investment in RFS by the Company                                                       12,350
  Write off of deferred loan cost related to bonds and loan facilities                           (6,949)
                                                                                            -----------
  Adjusted net assets acquired                                                              $   294,784
                                                                                            ===========

 Cash consideration for RFS Transaction including transaction costs and initial
 separate investment (from Note (b))                                                        $   415,764
 Less: Portion of cash consideration related to acquisition of minority interest                (25,847)
         OP units
 Less: Adjusted net assets acquired                                                            (294,784)
                                                                                            -----------
 Net purchase price in excess of net assets acquired                                        $    95,133
                                                                                            ===========

 Preliminary allocation of purchase price in excess of net assets acquired:
  Increase in hotel properties                                                              $    95,133
  Allocation of acquisition fees to hotel properties from other assets                           22,285
                                                                                            -----------
  Total                                                                                     $  117,418
                                                                                            ===========

The Company will make an initial investment in RFS of approximately $12.4 million where9by RFS will issue one million new shares for a purchase price of $12.35 per share. Severance and termination costs, estimated to be approximately
$11.8 million, have been reflected as a liability in the accompanying Unaudited
Pro Forma Consolidated Balance Sheet.

(b) Reflects the sources and uses of funds for the RFS Transaction, assuming the transaction occurred and the Company's common stock was issued on December 31, 2002 (in thousands):

        Sources of funds:
          Gross proceeds from current offering                                              $   241,396
          Less: Estimated stock issuance costs (including $10,863 in acquisition fees
                    which have been recorded as other assets)                                   (30,456)
          Draw on existing revolving line of credit                                              47,730
          Permanent financing obtained                                                          314,218
                                                                                            -----------
          Total sources of funds                                                            $   572,888
                                                                                            ===========

         Uses of funds:
          Cash consideration for RFS Transaction *                                          $   395,322
          Retirement of high-yield bonds                                                        125,000
          Repayment of loan facility                                                              6,950
          Estimated transaction costs                                                            20,442
          Payment of loan costs and debt acquisition fees                                        25,174
                                                                                            -----------
          Total uses of funds                                                               $   572,888
                                                                                            ===========

     * An estimated premium of approximately $1.3 million that the Company is required to pay in connection with the retirement of high-yield bonds is included in the cash consideration for the RFS Transaction. This amount also includes the initial separate investment of approximately $12.4 million as discussed in Note (a) above and the acquisition of approximately
     $25.8 million in minority interest operating partnership ("OP") units.

                                       24



                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 2002

(c) The adjustments to stockholders' equity as a result of the RFS Transaction are as follows (amounts in thousands):

         Common Stock:
           Elimination of RFS's common stock                                                $      (290)
           Assumed sale of the Company's common stock in connection
           with the RFS Transaction                                                                241
                                                                                            -----------
           Total                                                                            $       (49)
                                                                                            ===========

          Capital in Excess of Par Value:
           Elimination of RFS's capital in excess of par value                               $ (408,017)
           Payment of stock issuance costs from the assumed sale of the Company's
           common stock                                                                         (19,593)
           Assumed sale of the Company's common stock in connection with the
            RFS Transaction                                                                     241,155
                                                                                            ------------
           Total                                                                             $ (186,455)
                                                                                            =============

          Accumulated Distributions in Excess of Earnings:
           Elimination of RFS's pre-business combination distributions and earnings         $    98,988
                                                                                            -----------
           Total                                                                            $    98,988
                                                                                            ===========

          Treasury Stock:
           Elimination of RFS's treasury stock                                              $     8,100
                                                                                            ===========

(d) In connection with the RFS Transaction, the Company will retire $125 million in bonds and repay a loan facility of approximately $7.0 million which appear on the historical RFS balance sheet as of December 31, 2002. Additionally, the Company will obtain new permanent financing totaling approximately $314 million in connection with the transaction. As a result, certain RFS historical loan costs will be written off and new loan costs will be incurred by the Company. The Unaudited Pro Forma Consolidated Balance Sheet also reflects the Company drawing approximately $47.7 million on its revolving line of credit. The following is a summary of adjustments related to the RFS Transaction which have been included on the accompanying Unaudited Pro Forma Consolidated Balance Sheet (in thousands):

         Adjustment to mortgage loans and accrued interest:
              Retirement of bonds                                     $(125,000)
              Proceeds from permanent financing
                                                                        314,218
                                                                      ----------
              Total adjustment                                        $ 189,218
                                                                      ==========

          Adjustment to line of credit:
              Repayment of RFS loan facility                          $ (6,950)
              Draw on existing line of credit                           47,730
                                                                      ----------
              Total adjustment                                        $ 40,780
                                                                      ==========

(e) Reflects additional acquisition fees from the sale of the Company's common stock and the allocation of such acquisition fees to hotel properties (building and equipment only). These fees are capitalized and amortized over 36 years, the estimated weighted average useful life of the Company's hotel properties. The following table summarized these adjustments (in thousands):

         Adjustments to prepaid expenses and other assets:
          Increase due to acquisition fees on the sale of the
               Company's stock for the RFS Transaction                $  10,863
          Acquisition fees allocated to hotel properties
                                                                        (22,285)
                                                                      ----------
               Total change in prepaid expenses and other assets      $ (11,422)
                                                                      ==========
                                       25

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 2002

(f) Reflects the write-off of loan costs relating to retired bonds and the loan facility that will be repaid and new loan costs that will be incurred by the Company as a result of acquiring new permanent financing. Adjustments are also shown for debt acquisition fees of approximately $21.2 million that will be incurred by the Company in connection with permanent financing. Debt acquisition fees will become payable to the Advisor of the Company immediately upon the closing of the transaction. The following is a summary of adjustments to loan costs in the accompanying Unaudited Pro Forma Consolidated Balance Sheet (in thousands):

         Adjustments to loan costs:
              Write off of existing loan costs related to retired
                   bonds and repaid loan facility                     $  (6,949)
               Additional loan costs in connection with new
                   permanent financing                                    3,928
               Debt acquisition fees paid to Advisor in
                  connection with permanent financing                    21,246
                                                                      ----------
               Total change in loan costs                             $  18,225
                                                                      ==========

(g) Represents gross proceeds of $1.0 million from the sale of 100,000 shares in addition to the shares reflected in Note (c) and the payment of $45,000 for related acquisition fees (4.5% of gross proceeds) which are reflected as other assets, selling commissions of $75,000 (7.5% of gross proceeds) and the marketing support fee of $5,000 (0.5% of gross proceeds) which have been netted against stockholders' equity.

(h) Represents the use of cash and cash equivalents to reflect the purchase of two properties for approximately $136.7 million (which includes closing costs of approximately $1.3 million and acquisition fees and costs of approximately $6.9 million, which had been recorded as other assets as of December 31, 2002 and have been reclassified to land, buildings and equipment). Total cash paid is shown net of approximately $49.6 million which represents an existing mortgage on the property that was assumed by the Company. The following is a summary of the properties acquired (in thousands):


                                                                                    Acquisition
                                                                                     Fees and
                                                                                   Closing Costs
                                                                                   Allocated to
                                                             Purchase Price         Investments            Total
                                                             ----------------     ----------------    ----------------


           New Orleans Grande New Orleans, LA                $      92,500        $      5,883        $      98,383
           Hyatt Regency Coral Gables Miami, FL                     36,000               2,290               38,290
                                                             ----------------     ----------------    ----------------
                     Total                                   $     128,500        $      8,173        $     136,673
                                                             ================     ================    ================


     The New Orleans Grande was immediately converted to a JW Marriott brand.

(i) Represents payment of approximately $0.9 million in offering and acquisition fees which were outstanding as of December 31, 2002.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 2002


(j) Represents the use of cash and cash equivalents to reflect the acquisition of the Hilton Rye Town, Doubletree Crystal City, Embassy Suites Orlando, Embassy Suites Crystal City, and Embassy Suites Santa Clara Properties by a partnership that is 75% owned by the Company and 25% owned by Hilton (the "Hilton 2 Partnership"). The total investment was approximately $24.6 million (which includes debt acquisition fees paid of approximately $7.5 million and other acquisition fees and costs of approximately $0.9 million, which had been recorded as other assets as of December 31, 2002 and have been reclassified to Investments in Unconsolidated Subsidiaries). The Hilton Rye Town Property was previously owned and was conveyed by Hilton to the Hilton 2 Partnership, and the Doubletree Crystal City Property was owned by the Company and was contributed to the Hilton 2 Partnership by the Company. In connection with this acquisition, the Hilton 2 Partnership has obtained permanent financing of approximately $232.7 million at an interest rate of approximately 6% per annum. The result of these contributions is reflected as if they occurred at the beginning of the Pro Forma Period.

(k) Represents permanent financing of approximately $81.6 million obtained on eight properties acquired during 2002 and the existing loan of approximately $49.6 million which was assumed by the Company.

(l) Represents the Company's $10.0 million investment and commitment to invest up to an additional $15.0 million in convertible preferred partnership units of Hersha Hospitality Limited Partnership.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 2002


UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS:
------------------------------------------------------

(1) The Unaudited Pro Forma Consolidated Statement of Earnings assumes that the RFS Transaction occurred on January 1, 2002. For purposes of the Unaudited Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002, the Company's historical statement of earnings for the year ended December 31, 2002 was combined with RFS's historical statement of earnings for the year ended December 31, 2002.

(2) Reflects reduction in interest and loan cost amortization expense resulting from the repayment of $125 million in bonds and a loan facility of approximately $7.0 million which is included on the RFS historical balance sheet. Additionally, reflects interest due to the Company's drawing of approximately $47.7 million on its revolving line of credit and the acquisition of approximately $314 million in new permanent financing by the Company, including estimated debt acquisition costs. The following is a summary of the interest expense adjustment calculation (in thousands):


                                                                                                    Estimated
                                                                                      Estimated      Annual
                                                                           Balance       Rate       Interest
                                                                       ------------------------------------------
         Additional interest and loan cost amortization
              as a result of RFS Transaction:
              Acquisition of permanent financing *                    $  314,218        5.82%       $18,287
              Draw on existing line of credit                             47,730        3.63%         1,733
              Estimated annual loan cost amortization
                (including  debt  acquisition  fees) ($25,174 for 6
                  years)                                                                              4,196
                                                                                                   --------
              Total estimated additional expenses                                                    24,216
                                                                                                   --------

         Reduction in interest and loan cost amortization
              as a result of retirement of bonds and repayment:
              High-yield bonds                                           125,000        9.75%        12,188
              Loan facility                                                6,950        3.32%           231
              Estimated  annual  loan cost  amortization  ($6,949 for 6
                 years)                                                                               1,158
                                                                                                   --------
              Total estimated expense reduction                                                      13,577
                                                                                                   --------

         Net increase in interest and loan cost amortization
         under new debt structure                                                                  $ 10,639
                                                                                                   ========

     *  Blended estimated interest rate.

     In the event that interest rates on floating rate debt increase by one-eight of one percent, the pro forma adjustment for interest expense would increase by approximately $4.4 million.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 2002


(3) Adjustments for estimated pro forma depreciation and amortization of real estate assets are based on the adjusted basis of hotel property assets and their estimated fair values. The adjusted historical cost basis of hotel properties acquired by the Company through the RFS Transaction (see note
     (a) above) was approximately $121.7 million. The following table summarizes the adjustments to depreciation and amortization of real estate assets (in thousands):


             Hotel properties acquired at historical RFS book value                         $593,289
              Allocation of purchase price to hotel properties                               117,418
                                                                                            --------
                      Estimated total fixed assets                                          $710,707
                                                                                            ========

              Estimated allocation between land, buildings and equipment:
              Land                                                                         $ 71,071      10%
              Buildings                                                                     533,030      75%
              Equipment                                                                     106,606      15%
                                                                                            --------
                Total                                                                        710,707    100%
                                                                                            ========

              Annual estimated depreciation expense
              Buildings (40 years)                                                          $ 13,326
              Equipment (7 years)                                                             15,229
                                                                                            --------
                      Total estimated depreciation expense                                    28,555

              Less historical RFS depreciation expense                                       (29,812)
                                                                                            --------
              Estimated adjustment to depreciation expense                                    (1,257)
                                                                                            ========

(4) Represents increase in asset management fees relating to the properties acquired by the Company as a result of the pro forma transactions. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value, as defined in the Company's prospectus. These fees are paid by the Company to its Advisor on a monthly basis.

(5) For the year ended December 31, 2002, the amount represents adjustments to rental income from operating leases, hotel operating revenues and hotel operating expenses for the properties acquired and leased to taxable REIT subsidiaries of the Company as of May 2, 2003 (the "Pro Forma Leased Properties") and the assumption of existing leases from third parties by taxable REIT subsidiaries of the Company (the "Pro Forma Operating Properties") which results in hotel operating revenues of approximately $64.3 million offset by hotel operating expenses of approximately $53.9 million and assumes the elimination of approximately $6.0 million in rental income from operating leases.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 2002


The following presents the actual date the Pro Forma Leased Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Leased Properties were treated as becoming operational for purposes of the Pro Forma Consolidated Statement of Earnings (in thousands).


                                                                                       Date the Property
                                                                                      Became Operational
                                                                                     For Pro Forma Leased
                                                               Date Acquired               Purposes             Purchase
                                                               by the Company                                     Price
                                                           -----------------------   ----------------------    ------------

      Marriott Bridgewater, NJ                             June 14, 2002                 April 2, 2002             $61,500
      Hampton Inn Houston, TX                              September 4, 2002            January 1, 2002             14,300
      Courtyard Newark, CA                                 October 25, 2002             August 1, 2002              25,500
      Residence Inn Newark, CA                             November 15, 2002           November 1, 2002             27,300
      Doubletree Crystal City, VA                          December 19, 2002            January 1, 2002             71,000
      SpringHill Suites in Plymouth Meeting, PA            January 18, 2002             January 1, 2002             27,000
      SpringHill Suites in Manhattan Beach, CA             January 18, 2002             January 1, 2002             20,000
      TownePlace Suites in Manhattan Beach, CA             January 18, 2002             January 1, 2002             15,000
      Courtyard in Basking Ridge, NJ                       March 1, 2002                January 1, 2002             35,750
      Hyatt Regency Coral Gables Miami, FL                 February 20, 2003            January 1, 2002             36,000
      JW Marriott New Orleans, LA                          April 21, 2003               January 1, 2002             92,500

      The following represents the date the Pro Forma Operating Properties were treated as becoming operational as a TRS property for purposes of the Pro Forma Consolidated Statement of Earnings.

                                                             Date the Property
                                                          Became Operational For
                                                             Pro Forma Purposes
                                                       -------------------------

         Courtyard in Alpharetta, GA                            January 1, 2002
         Residence Inn in Cottonwood, UT                        January 1, 2002
         TownePlace Suites in Tewksbury, MA                     January 1, 2002
         TownePlace Suites in Mt. Laurel, NJ                    January 1, 2002
         TownePlace Suites in Scarborough, ME                   January 1, 2002
         Courtyard in Orland Park, KS                           January 1, 2002
         SpringHill Suites in Durham, NC                        January 1, 2002
         SpringHill Suites in Centreville, VA                   January 1, 2002
         SpringHill Suites in Charlotte, NC                     January 1, 2002
         Residence Inn in Gwinnett, GA                          January 1, 2002
         Residence Inn in Buckhead, GA                          January 1, 2002

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 2002


(6) Represents incremental increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Leased Properties and Pro Forma Operating Properties calculated on the straight-line basis in the amount of approximately $6.0 million or the year ended December 31, 2002. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

     The following presents the amount of land, building and FF&E for each of the Pro Forma Properties (in thousands):


                                                                  Land               Building             FF&E
                                                             ----------------     ---------------    ----------------


         Hyatt Regency Coral Gables Miami, FL                          5,195              29,624               3,580
         JW Marriott New Orleans, LA*                                  9,802              78,410               9,801
         TownePlace Suites Manhattan Beach, CA                         1,748              11,886                 616
         SpringHill Suites Plymouth Meeting, PA                        1,846              23,917               1,237
         SpringHill Suites Manhattan Beach, CA                         2,680              16,322                 998
         Courtyard Newark, CA                                          1,760              20,216               3,524
         Residence Inn Newark, CA                                      1,697              21,802               3,801
         Courtyard Basking Ridge, NJ                                   3,628              31,987               1,885
         Marriott Bridgewater, NJ                                      1,046              55,247               5,207

         *  Amounts are estimated values.

(7) Represents estimated interest incurred on new borrowings of approximately $131.2 million at a weighted average interest rate of approximately 7.12 percent (other than for the RFS Transaction) for existing properties for the period from when the properties were acquired by the Company through the end of the Pro Forma Period.

(8) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 2002. As a result of receipt of gross proceeds from the sale of shares, through May 2, 2003, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares as if the proceeds were available in connection with the acquisition of the pro forma properties and other investments described in Notes above.

(9) Represents adjustment to equity in earnings/loss of the Hilton 2 Partnership, an unconsolidated subsidiary in which the Company will own a 75% interest, for the Pro Forma Period. This subsidiary is not currently consolidated because the Company does not have sole majority control over the operations of the partnership. The following information represents historical information for the year ended December 31, 2002 (in thousands):

                Revenues:
                Hotel revenues                            $138,105

                Expenses:
                Hotel expense                              101,619
                Depreciation                                13,004
                Interest                                    13,419
                                                      -------------

                Net income                                  10,063

                Ownership percentage                         75.00%
                                                      -------------
                Equity in earnings                         $ 7,547
                                                      =============

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 2002

(10) Represents adjustment to equity in earnings/loss of the Interstate Joint Venture, an unconsolidated subsidiary in which the Company owns an 85% interest, for the Pro Forma Period. This subsidiary is not currently consolidated because the Company does not have sole majority control over the operations of the joint venture. The following information represents historical information for the Hampton Inn in Houston for the period from January 1, 2002 through the date of acquisition (in thousands):

                Revenues:
                Hotel revenues                             $ 3,419

                Expenses:
                Hotel expense                                2,798
                Depreciation                                   319
                Interest                                       484
                                                      -------------

                Net loss                                      (182)

                Ownership percentage                         85.00%
                                                      -------------
                Equity in loss                               $(155)
                                                      =============

(11) Represents adjustment to equity in earnings/loss of the San Francisco Joint Venture, an unconsolidated subsidiary in which the Company owns a 50% interest, for the Pro Forma Period. This subsidiary is not currently consolidated because the Company does not have sole majority control over the operations of the joint venture. The following information represents historical information for the period from January 1, 2002 through the date of acquisition (in thousands):

                Revenues:
                Hotel revenues                             $ 5,938

                Expenses:
                Hotel expense                                3,995
                Depreciation                                 1,242
                Interest                                     1,797
                                                      -------------

                Net loss                                    (1,096)

                Ownership percentage                         50.00%
                                                      -------------
                Equity in loss                               $(548)
                                                      =============

(12) Represents the Company's 10.5 percent preferred return on its $10.0 million investment and assumed $15.0 million of additional investments in convertible preferred partnership units of Hersha Hospitality Limited Partnership.

(13) Represents an adjustment to conform to accounting policies of the Company which did not early adopt Statement of Financial Accounting Standards, No. 145 ("SFAS 145"), "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB No. 13, and Technical Corrections," as of January 1, 2002. SFAS 145 rescinds the provisions of SFAS 4 that required the loss on the extinguishments of debt of approximately $6.9 million (excludes the $3.2 million swap terminations costs) to be reported net of tax as an extraordinary item. Accordingly, the effect of these debt extinguishment costs is not reflected in the accompanying Unaudited Pro Forma Consolidated Statement of Earnings as extraordinary items are generally not included for pro forma purposes.

(14) Adjustment to reflect the impact of the acquisition of the minority interest in OP units of RFS by the Company.

                      INDEX TO OTHER FINANCIAL INFORMATION



The following summarized financial information is filed as part of this report as a result of the Company entering into an agreement with RFS regarding the pending transaction as described in "Business -- Pending Investments." The summarized financial information presented for RFS as of December 31, 2002 and 2001, and for each of the years ended December 31, 2002, 2001 and 2000 was obtained from the Form 10-K filed by RFS with the Commission for the year ended December 31, 2002.


                                                                        Page
                                                                    -----------
RFS and Subsidiaries:

     Selected Financial Data as of December 31, 2002 and 2001
          and for the years ended December 31, 2002, 2001, and 2000        34

                           OTHER FINANCIAL INFORMATION

                              RFS and Subsidiaries
                             Selected Financial Data
                      (in thousands, except per share data)

          CONDENSED CONSOLIDATED BALANCE SHEETS DATA:
          ------------------------------------------
                                                                        December 31,         December 31,
                                                                           2002                 2001
                                                                     -----------------    -----------------

          Investment in hotel properties, net                              $  593,289           $  615,562
          Other assets                                                         49,366               53,300
          Mortgages and other notes payable                                   284,279              219,947
          Line of credit                                                        6,950               81,188
          Minority interest                                                    28,047               31,059
          Accounts payable and accrued expenses                                22,160               20,857
          Series B preferred stock                                                ---               25,000
          Stockholders' equity                                                301,219              290,811




          CONDENSED CONSOLIDATED STATEMENTS OF INCOME DATA:
          ------------------------------------------------
                                                                            Year               Year              Year
                                                                           Ended,             Ended,            Ended,
                                                                        December 31,       December 31,      December 31,
                                                                            2002               2001              2000
                                                                      ------------------  ----------------  ----------------

          Total hotel revenue                                               $  198,898         $ 220,238         $ 106,786
          Hotel operating expense                                              (49,346  )        (52,313  )            ---
          Undistributed operating expenses                                    (115,098  )       (182,523  )        (44,576  )
                                                                      ------------------  ----------------  ----------------

          Operating income (loss)                                               34,454          (14,598)            62,210

          Interest expense and other expenses from continuing
             operations                                                        (35,473  )           (178  )        (27,252  )
                                                                      ------------------  ----------------  ----------------

          Income (loss) from continuing operations                             (1,019)          (14,776)            34,958

          Effect of discontinued operations and other
             adjustments                                                                           3,063           (5,580)
                                                                               (6,221)
                                                                      ------------------  ----------------  ----------------

          Net income (loss)                                                $   (7,240)        $ (11,713)         $  29,378
                                                                      ==================  ================  ================

          Basic earnings (loss) per share                                  $    (0.26)         $  (0.47)          $   1.20
                                                                      ==================  ================  ================

          Diluted earnings (loss) per share                                $    (0.26)         $  (0.47)          $   1.20
                                                                      ==================  ================  ================